EXHIBIT 99.1


                      NATURALLY ADVANCED TECHNOLOGIES, INC.
                               FORMERLY KNOWN AS
                             HEMPTOWN CLOTHING INC.

           1307 VENABLES STREET, VANCOUVER, BRITISH COLUMBIA, V5L 2G1



                        NOTICE OF ANNUAL GENERAL MEETING


              FOR THE ANNUAL GENERAL MEETING OF THE SHAREHOLDERS OF
               HEMPTOWN CLOTHING INC. TO BE HELD ON JULY 11, 2006


         NOTICE IS HEREBY GIVEN that the Annual General Meeting (the "Meeting") of the shareholders of Naturally Advanced Technologies, Inc., formerly known as Hemptown Clothing Inc. (the "Company") will be held at 250 Karl Clark Road, Edmonton, Alberta, Canada T6N 1E4, on Tuesday, July 11, 2006, at 10:00 a.m. for the following purposes (the "Notice of Meeting"):


1. REPORT OF THE DIRECTORS TO THE COMPANY. To receive and consider the report of the Directors of the Company to the shareholders of the Company.


2. FINANCIAL STATEMENTS OF THE COMPANY. To receive and consider the audited consolidated financial statements of the Company for the year ended December 31, 2004, together with the report of the auditors of the Company on the December 31, 2004 audited consolidated financial statements of the Company.


3. APPROVAL OF THE ACTS OF THE DIRECTORS OF THE COMPANY. To consider and, if thought advisable, pass the following ordinary resolution, with or without amendment:

         "RESOLVED, by ordinary resolution, that the actions, deeds and conduct of the Directors of the Company on behalf of the Company since the date of the last annual general meeting of the Company are hereby ratified and confirmed."


4. APPROVAL OF THE APPOINTMENT OF AUDITORS FOR THE COMPANY. To consider and, if thought advisable, pass the following ordinary resolution, with or without amendment:

         "RESOLVED, by ordinary resolution, that Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, are hereby appointed auditors of the Company until the next annual general meeting of the Company or until a successor is appointed, at a remuneration to be fixed by the Directors of the Company, and that the Directors of the Company are hereby authorized to fix the auditors' remuneration."


5. APPROVAL OF THE ELECTION OF DIRECTORS FOR THE COMPANY. To elect Directors for the Company for the ensuing year.


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6.       OTHER BUSINESS.  To transact any other business which may properly come before the Meeting.


         INFORMATION RELATING TO THE MATTERS TO BE BROUGHT BEFORE THE MEETING IS SET FORTH IN THE INFORMATION CIRCULAR WHICH ACCOMPANIES THIS NOTICE OF MEETING AND WHICH IS SUPPLEMENTAL TO AND EXPRESSLY MADE A PART OF THIS NOTICE OF MEETING.

         IT IS IMPORTANT THAT YOUR COMMON SHARES BE REPRESENTED AT THIS MEETING TO ENSURE A QUORUM. IF YOU CANNOT BE PRESENT TO VOTE IN PERSON, PLEASE ENSURE THAT YOUR PROXY OR, IF A CORPORATION, YOUR REPRESENTATIVE, IS APPOINTED AND
PRESENT TO VOTE ON YOUR BEHALF AT THE MEETING. INSTRUCTIONS REGARDING THE APPOINTMENT OF A PROXY OR REPRESENTATIVE ARE CONTAINED IN THE INFORMATION CIRCULAR.


         DATED at Vancouver, British Columbia, on this 20th day of May, 2006.


                      BY ORDER OF THE BOARD OF DIRECTORS OF
                             HEMPTOWN CLOTHING INC.
                                      Per:

                                 "JERRY KROLL "

                                   JERRY KROLL
                          Chairman, CEO and a Director